UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2023

BitNile Metaverse, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-40701	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BNMV	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Explanatory Note

This Amendment to the Current Report on Form 8-K filed by BitNile Metaverse, Inc. is being filed solely to clarify that the transaction disclosed was approved by a majority of a quorum of the Board of Directors, rather than a majority of the directors.

Except as described above, no other changes have been made to the Form 8-K, which continues to speak as of the date it was originally filed, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to such date.

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2023, BitNile Metaverse, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Ault Lending, LLC (“Ault”) and White River Energy Corp (“White River”) pursuant to which the Company agreed to advance to White River payments of up to $3.25 million (the “Amounts”), and White River agreed to accept the Amounts as payment of Ault’s $3.25 million payable to White River from Ault’s exercise of participation rights in oil and gas exploration and drilling ventures which White River granted Ault in connection with its acquisition of White River Holdings Corp. in July 2022. The parties agreed that the Amounts will be treated as a credit to the sums owed to White River, and the Company and Ault agreed that in lieu of repayment of the Amounts advanced to White River, Ault will permit the Company to redeem shares of the Company’s Series A Convertible Redeemable Preferred Stock (the “Series A”) held by Ault by dividing the Amounts by the stated value of such shares, or one share of Series A for each $10,833.33 advanced to White River. The redemption cannot occur until the previously announced spin-offs by the Company of shares of common stock of White River and Wolf Energy Services Inc. occur which would permit Ault to receive its full dividends thereunder. The transaction was approved by a majority of directors of the Company present at the meeting of the Board of Directors and constituting a quorum with Mr. May abstaining.

As of April 5, 2023, the Company has advanced White River $710,000 under this transaction.

A copy of the Agreement is filed with this Current Report on Form 8-K/A as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

April 7, 2023	BitNile Metaverse, Inc.

	By:	/s/ Randy S. May
Randy S. May
Chief Executive Officer